                                                                     Exhibit 4.9



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                CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                                   between


                     ILLINOIS SUPERCONDUCTOR CORPORATION

                                     and


                           ELLIOTT ASSOCIATES, L.P.

                                     and


                         WESTGATE INTERNATIONAL, L.P.


                        ______________________________




                         Dated as of October 29, 1997


                        ______________________________





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         CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of October 29, 1997, between Elliott Associates, L.P., a limited partnership organized and existing under the laws of Delaware, and Westgate International, L.P., a limited partnership organized and existing under the laws of the Cayman Islands (each, a "Purchaser" and collectively, the "Purchasers"), and Illinois Superconductor Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company").

         WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers and the Purchasers desires to acquire shares of the Company's Series G Convertible Preferred Stock, par value $.001 per share (the "Series G Preferred").

         IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchasers agree as follows:


                                   ARTICLE I

                     PURCHASE AND SALE OF PREFERRED SHARES

         1.1 Purchase and Sale. (a) Subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchasers and the Purchasers shall purchase an aggregate of 700 shares of Series G Preferred (the "Shares"), in the respective amounts set forth each Purchaser's name on the Schedule of Purchasers attached hereto.

                 (b) The Series G Preferred shall have the respective rights, preferences and privileges set forth in a Certificate of Designation, substantially in the form of Exhibit A attached hereto (the "Certificate of Designation"), which shall be approved by the Purchaser and filed on or prior to the Closing (as defined below) by the Company with the Secretary of State of Delaware.

         For purposes of this Agreement, "Conversion Price" "Trading Day, "Business Day" and "Per Share Market Value" shall have the meanings set forth in the Certificate of Designation.

         1.2     Purchase Price.  The purchase price per Share shall be $5,000.

         1.3     The Closing.

                 (a) The closing of the purchase and sale of the Shares and the Warrants (the "Closing") shall take place at the offices of Kleinberg, Kaplan, Wolff & Cohen, P.C. ("Kleinberg Kaplan"), 551 Fifth Avenue, New York, New York 10176, immediately following the execution hereof or such later date as the parties shall agree, but not prior to the date that the conditions set forth in Section 4 have been satisfied or waived by the appropriate party. The date of the Closing is hereinafter referred to as the "Closing Date." At the Closing, the Company shall sell and issue to the Purchasers and the Purchasers shall purchase, the Shares and the Warrants for an aggregate purchase price of $3,500,000.

                 (b) At the Closing, (i) the Company shall deliver to each Purchaser one or more stock certificates representing such number of Shares which such Purchaser is then buying (as indicated opposite such Purchaser's name on the Schedule of Purchasers attached hereto) and a Warrant (as defined below), each registered in the name of such Purchaser, and all other documents, instruments and writings required to have been delivered at or prior to the Closing by the Company pursuant to this Agreement and the Registration Rights Agreement, dated the date hereof, by and between the Company and the Purchasers, substantially in the form of Exhibit B attached hereto (the "Registration Rights Agreement"), and (ii) each Purchaser shall deliver to the Company that portion of $3,500,000 which represents the purchase price for the Shares and Warrant to be issued and sold to such Purchaser (as indicated opposite such Purchaser's name on the Schedule of Purchasers attached hereto), in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose prior to the Closing Date, and all documents, instruments and writings required to have been delivered at or prior to the Closing by such Purchaser pursuant to this Agreement and the Registration Rights Agreement.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to each
Purchaser:

                 (a) Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of the Transaction Documents (as defined below) in any material respect, (y) have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company or (z) adversely impair in any material respect the Company's ability to perform fully on a timely basis its obligations under the Transaction Documents (a "Material Adverse Effect").

                 (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by the Warrants, the Certificate of Designation, the Registration Rights Agreement, and otherwise to carry out its obligations hereunder and thereunder. This Agreement, the Certificate of Designation, the Registration Rights Agreement and the Warrants are collectively referred to as the "Transaction Documents". The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby has been duly authorized by all necessary action on the part of the Company. Each of





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the Transaction Documents has been duly executed by the Company and when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company is not in violation of any of the provisions of its Certificate of Incorporation, By-laws or other charter documents, each as amended as of the date hereof.

                 (c) Capitalization. The authorized, issued and outstanding capital stock of the Company is set forth in Schedule 2.1(c). No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as disclosed in Schedule 2.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Shares and the Warrant hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. To the knowledge of the Company, except as specifically disclosed in the SEC Documents (as defined below) or Schedule 2.1(c), no Person beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock.

                 (d) Issuance of Shares and Underlying Shares. The Shares and the Warrants are duly authorized, and when issued and paid for in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable. The Company, as at the Closing Date, will have, and at all times while the Shares and the Warrants are outstanding will maintain, an adequate reserve of duly authorized shares of Common Stock to enable it to perform its obligations under this Agreement, the Warrants and the Certificate of Designation with respect to the number of Shares and Warrants issued and outstanding at the Closing Date and in no circumstances shall such reserved and available shares of Common Stock be less than the sum of (i) two times the number of shares of Common Stock which would be issuable upon conversion of the Shares issued pursuant to the terms hereof (the "Underlying Shares") with respect to the number of Shares issued and outstanding at the Closing Date were such conversion effected on the Closing Date and (ii) the number of shares of Common Stock which would be issuable upon exercise in full of the Warrants (the "Warrant Shares") issued and outstanding at the Closing Date. When issued in accordance with the terms hereof and the Certificate of Designation, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable; and when issued upon exercise of the Warrants in accordance with the terms thereof, the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable.





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                 (e)      No Conflicts.  The execution, delivery and
performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or By-laws (each as amended through the date hereof) or (ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any material property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

                 (f) Consents and Approvals. Except as specifically set forth in Schedule 2.1(f), the Company is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, except for (i) the filing of the Certificate of Designation with respect to the Shares with the Secretary of State of Delaware, which filing shall be effected prior to the Closing Date,
(ii) the filing of the registration statement(s) contemplated by the Registration Rights Agreement (the "Underlying Shares Registration Statement(s)") with the Securities and Exchange Commission (the "Commission"), which shall be filed in the time periods set forth in the Registration Rights Agreement, (iii) the application(s) or any letter(s) acceptable to the Nasdaq National Market for the listing of the Underlying Shares and the Warrant Shares with the Nasdaq National Market, which shall be filed in accordance with
Section 3.9 hereof (and with any other national securities exchange or market on which the Common Stock is then listed), (iv) any filings, notices or registrations under applicable state securities laws, and (v) other than, in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice or filing, would not materially impair or delay the ability of the Company to effect the Closing and to deliver to the Purchasers the Shares (and, upon conversion of the Shares thereunder, the Underlying Shares) or the Warrants (and, upon exercise of the Warrants, the Warrant Shares) in the manner contemplated hereby and by the Registration Rights Agreement free and clear of all liens and encumbrances of any nature whatsoever (together with the consents, waivers, authorizations, orders, notices and filings referred to in Schedule 2.1(f), the "Required Approvals").

                 (g) Litigation; Proceedings. Except as specifically disclosed in the Disclosure Materials (as defined below) or in Schedule 2.1(g), there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, governmental or administrative agency or regulatory authority (Federal, state, county, local or foreign) which





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(i) adversely affects the legality, validity or enforceability of any of the
Transaction Documents or the Shares (ii) could, individually or in the aggregate, have a Material Adverse Effect or (iii) could, individually or in the aggregate, materially impair the ability of the Company to perform fully on a timely basis its obligations under the Transaction Documents.

                 (h) No Default or Violation. The Company (i) is not in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is not in violation of any order of any court, arbitrator or governmental body, and (iii) is not in violation of any statute, rule or regulation of any governmental authority, except as could not, in any such case (individually or in the aggregate), (x) adversely affect the legality, validity or enforceability of any of the Transaction Documents, (y) have a Material Adverse Effect or (z) adversely impair the Company's ability or obligation to perform fully on a timely basis its obligations under any of the Transaction Documents.

                 (i) Schedules. The Schedules to this Agreement furnished by or on behalf of the Company do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                 (j) Private Offering. Assuming (without any independent investigation or verification by or on behalf of the Company) the accuracy of the representations and warranties of the Purchaser set forth in Section 2.2, the offer and sale of the Shares, the Warrants, the Underlying Shares and the Warrant Shares are exempt from registration under Section 5 of the Securities Act of 1933, as amended (the "Securities Act"). Neither the Company nor any person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of such Shares, the Warrants, the Underlying Shares or the Warrant Shares to the registration requirements of
Section 5 of the Securities Act.

                 (k) SEC Documents. The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Documents" and, together with the Schedules to this Agreement furnished by or on behalf of the Company and any press releases issued by the Company, the "Disclosure Materials") on a timely basis, or has received a valid extension of such time of filing. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except





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as may be otherwise indicated in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Since the date of the financial statements included in the Company's last filed Quarterly Report on Form 10-Q or last filed Annual Report on Form 10-K, whichever has been most recently filed with the Commission, there has been no event, occurrence or development that has had a Material Adverse Effect which is not specifically disclosed in any of the Disclosure Materials.

                 (l) Seniority. No class of equity securities of the Company is senior to the Shares in right of payment, whether upon liquidation, dissolution or otherwise.

                 (m) Investment Company. The Company is not controlled by, or under common control with, an affiliate (within the meaning of Rule 405 of the Securities Act, an "Affiliate") of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (n) Certain Fees. No fees or commissions will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank with respect to the transactions contemplated by this Agreement.

                 (o) Solicitation Materials. The Company has not (i) distributed any offering materials in connection with the offering and sale of the Shares, the Warrants, the Underlying Shares or the Warrant Shares other than the Disclosure Materials and other filings by the Company pursuant to the Exchange Act prior to the date hereof, and any amendments and supplements thereto prepared in compliance herewith or (ii) solicited any offer to buy or sell the Shares, the Warrants, the Underlying Shares or the Warrant Shares by means of any form of general solicitation or advertising.

                 (p) Form S-3 Eligibility. The Company is, and at the Closing Date will be, eligible to register securities for resale with the Commission under Form S-3 promulgated under the Securities Act.

                 (q) Material Non-Public Information. The Company has not supplied any material non-public information to the Purchasers in connection with the offering and sale of the Shares, the Warrants, the Underlying Shares or the Warrant Shares.

                 (r) Intellectual Property. Except as disclosed in its filings pursuant to the Exchange Act or Securities Act, the Company (i) is aware of no patents or trademarks ("Intellectual Property") to which the Company does not possess rights or licenses to use, which are necessary to conduct its business as now conducted; (ii) has no knowledge or reason to believe of infringement by the Company of the Intellectual Property rights of others and is unaware of any proceeding involving such infringement being brought or threatened against the Company; (iii) has no knowledge of the material infringement of its Intellectual Property by third parties; and (iv) has no reason to believe that any of its Intellectual Property is unenforceable.





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                 (s)      Stockholder Rights Plan.  The issuance of the Shares
and the Warrants directly from the Company to the Purchasers does not, and the issuance of the Underlying Shares and the Warrant Shares directly from the Company to the Purchasers, will not, in and of itself cause either Purchaser to become an Acquiring Person as such term is defined in the Rights Agreement, dated as of February 9, 1996, by and between the Company and LaSalle National Trust, N.A., as Rights Agent.

         2.2 Representations and Warranties of the Purchaser. Each Purchaser hereby represents and warrants to the Company as follows:

                 (a) Organization; Authority. Such Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite legal power and authority to enter into and to consummate the transactions contemplated hereby and by the Registration Rights Agreement and otherwise to carry out its obligations hereunder and thereunder. The purchase by the Purchaser of the Shares and the Warrant hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by such Purchaser or on its behalf and constitutes the valid and legally binding obligation of such Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

                 (b) Investment Intent. Such Purchaser is acquiring the Shares, the Warrant, the Underlying Shares and the Warrant Shares for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares, Warrant, Underlying Shares or Warrant Shares or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Shares, Underlying Shares, Warrant or Warrant Shares pursuant to an effective registration statement under the Securities Act and in compliance with applicable State securities laws or under an exemption from such registration.

                 (c) Purchaser Status. At the time such Purchaser was offered the Shares and the Warrant, it was, and at the date hereof, it is, and at the Closing Date and each exercise date under the Warrant, it will be, an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                 (d) Experience of Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, the Warrant, the Underlying Shares and the Warrant Shares, and has so evaluated the merits and risks of such investment.

                 (e) Ability of Purchaser to Bear Risk of Investment. Such Purchaser is able to bear the economic risk of an investment in the Shares, the Warrant, the Underlying Shares





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and the Warrant Shares, and, at the present time, is able to afford a complete loss of such investment.

                 (f) Access to Information. Such Purchaser acknowledges receipt of the Disclosure Materials and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the Warrant, and the merits and risks of investing in the Shares and the Warrant; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials.

                 (g) Prohibited Transactions. The Shares and the Warrant being purchased by such Purchaser are not being acquired, directly or indirectly, with the assets of any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

                 (h) Reliance. Such Purchaser understands and acknowledges that (i) the Shares and the Warrant are being offered and sold to such Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

                 The Company acknowledges and agrees that the Purchasers make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.


                                  ARTICLE III

                        OTHER AGREEMENTS OF THE PARTIES

         3.1 Transfer Restrictions. (a) If a Purchaser should decide to dispose of Shares or any portion of the Warrant (and upon conversion or exercise thereof, as the case may be, any of the Underlying Shares or Warrant Shares) held by it, the Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from the registration requirements of the Securities Act. In connection with any transfer of any Shares, any portion of the Warrants or any Underlying Shares or Warrant Shares other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws





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
selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act.

                 (b) Each Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on its Shares, Warrant, Underlying Shares and Warrant Shares:

                 [NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] [THE SECURITIES REPRESENTED HEREBY] HAVE [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

                 [FOR SHARES ONLY] THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CONVERSION SET FORTH IN A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT, DATED AS OF OCTOBER 29, 1997, BETWEEN ILLINOIS SUPERCONDUCTOR CORPORATION (THE "COMPANY") AND THE ORIGINAL HOLDER HEREOF. A COPY OF THAT AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

                 The Underlying Shares issuable upon conversion of Shares and the Warrant Shares issuable upon exercise of the Warrants, as the case may be, shall not contain the legend set forth above if the conversion of such Shares or exercise of the Warrants, as the case may be, occurs at any time while the Underlying Shares Registration Statement is effective under the Securities Act or in the event there is not an effective Underlying Shares Registration Statement at such time, if in the written opinion of counsel to the Company experienced in the area of United States securities laws determines that such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company agrees that it will provide each Purchaser, upon request, with a certificate or certificates representing Underlying Shares and Warrant Shares, free from such legend at such time as such legend is no longer required hereunder. Each Purchaser agrees that, in connection with any transfer of Underlying Shares or Warrant Shares by it pursuant to an effective registration statement under the Securities Act, it will comply with the prospectus delivery requirements of the Securities Act provided copies of a current prospectus relating to such effective registration statement are or have been supplied to such Purchaser. The Company makes no representation, warranty or agreement as to the availability of any exemption from





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
registration under the Securities Act with respect to any resale of Shares, Warrants, Underlying Shares or Warrant Shares.

         3.2 Stop Transfer Instruction. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in Section 3.1.

         3.3 Furnishing of Information. As long as a Purchaser owns Shares, Underlying Shares, Warrants or Warrant Shares, the Company covenants to timely file (or obtain extensions in respect thereof) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and to promptly furnish the Purchaser with true and complete copies of all such filings. If the Company is not at the time required to file reports pursuant to such sections, it will prepare and furnish to each Purchaser annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act in the time period that such filings would have been required to have been made under the Exchange Act.

         3.4 Copies and Use of Disclosure Materials. The Company shall furnish each Purchaser, without charge, as many copies of the Disclosure Materials, and any amendments or supplements thereto, as such Purchaser may reasonably request. The Company consents to the use of the SEC Documents, and any amendments and supplements thereto, by each Purchaser in connection with resales of the Shares, the Underlying Shares or the Warrant Shares.

         3.5 Blue Sky Laws. In accordance with the Registration Rights Agreement, the Company shall qualify the Underlying Shares and the Warrant Shares under the securities or Blue Sky laws of such jurisdictions as the Purchasers may request and shall continue such qualification at all times through the third anniversary of the last Closing Date; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation where they are not now so qualified or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

         3.6 Integration. The Company shall not and shall use its best efforts to ensure that no Affiliate of the Company shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares, the Warrants, the Underlying Shares or the Warrant Shares in a manner that would require the registration under the Securities Act of the sale of the Shares, the Warrants, the Underlying Shares or the Warrant Shares to the Purchaser.

         3.7 Right of Second Refusal. For a period of six (6) months commencing on the Closing Date, the Company may not enter into any transaction to sell or otherwise dispose of equity or equity equivalent securities in any private placement (a "Transaction") unless the Company first provides a written notice to each Purchaser describing the terms of such

Transaction and attaching to such notice any written term sheet or other similar writing with respect thereto. Subject to the provisions of this Section, the Purchasers shall have the right, exercisable within five (5) Business Days of its receipt of such notice, to elect, by written request to the Company, to purchase the securities in the Transaction on the same exact terms as set forth in such notice to the Purchasers. If the Purchasers shall fail to provide such written request to purchase to the Company within such five (5) Business Day period, the Company may enter into the Transaction with respect to the securities upon principal terms substantially the same as those set forth in the notice provided to the Purchasers in accordance with this Section. Notwithstanding anything herein to the contrary, if Brown Simpson, LLC ("Brown Simpson") shall have exercised its right of first refusal with respect to the Transaction, then the Purchasers may also participate in the Transaction with Brown Simpson; provided, however, that the Purchasers may only elect to purchase up to an aggregate of 58% of the dollar value of the securities offered in the Transaction. The Purchasers and the Company hereby acknowledge that the term "Transaction" shall not include any transaction involving the Company's issuance of securities in connection with (a) the disposition or acquisition of a business, product or license by the Company;
(b) a merger, consolidation or sale of assets; (c) any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital);
(d) the issuance of securities pursuant to the exercise or conversion of options, warrants, or preferred stock of the Company; (e) the granting of options pursuant to a stock option plan of the Company; or (f) the issuance of preferred stock or warrants pursuant to the Convertible Preferred Stock Purchase Agreement dated as of June 6, 1997 by and between the Company and Southbrook International Investments, Ltd ("Southbrook").

         3.8 Purchaser Ownership of Common Stock. Each Purchaser or any of its Affiliates may not use its ability to convert Shares hereunder or under the terms of the Certificate of Designation or to use its ability to acquire shares of Common Stock upon exercise of the Warrant, to the extent that such conversion or exercise would result in the Purchasers beneficially owning (for purposes of Rule 13d-3 under the Exchange Act, but without taking into account shares of Common Stock that would otherwise be deemed beneficially owned by virtue of the conversion or exercise of the remaining unconverted or unexercised Shares, Warrants or other securities of the Company beneficially owned by the Purchasers or their Affiliates having similar limitations on conversion or exercise) more than 9.999% of the outstanding shares of the Common Stock. The Company undertakes to promptly, upon its receipt of a notice of conversion of Shares or exercise of the Warrants, notify such Purchaser of the number of shares of Common Stock which it computes would be issuable to such Purchaser or any of its Affiliates if the requested conversion or exercise were effected in full; provided, however, if such conversion or exercise would result in the Purchasers beneficially owning in excess of 9.999% of the outstanding shares of Common Stock on such date, such Purchaser hereby consents to the Company converting or exercising up to an amount at which the Purchasers would beneficially own 9.999% of the outstanding shares of Common Stock; provided, however, that if ten days shall have elapsed since such Purchaser has declared an event of default under any Transaction Document and such event shall not have been cured to such Purchaser's satisfaction prior to the expiration of such ten-day period, the provisions of this Section 3.8 shall be null and void ab initio. Notwithstanding the foregoing, each Purchaser shall have the right to amend the foregoing restrictions in this Section 3.8 by decreasing such percentage applicable to it, immediately upon delivering written notice to the Company.

         3.9 Listing of Underlying Shares and Warrant Shares. The Company shall (a) not later than the fifth Business Day following the Closing Date prepare and file with the Nasdaq National Market (as well as any other national securities exchange or market on which the Common Stock is then listed) an additional shares listing application or a letter acceptable to the Nasdaq National Market covering and listing such number of shares of Common Stock as required under the Certificate of Designation, (b) take all steps necessary to cause the Underlying Shares and the Warrant Shares issuable upon conversion of the Shares or the exercise of the Warrants at the Closing Date to be approved for listing on the Nasdaq National Market (as well as on any other national securities exchange or market on which the Common Stock is then listed) as soon as possible thereafter, and (c) provide to the Purchasers evidence of such listing, and the Company shall maintain the listing of its Common Stock on such exchange or market.

         3.10 Conversion Procedures. Exhibit C attached hereto sets forth the procedures with respect to the conversion of the Shares, including the forms of conversion notice to be provided upon conversion, instructions as to the procedures for conversion, the form of legal opinion, if necessary, that shall be rendered to the Company's transfer agent and such other information and instructions as may be reasonably necessary to enable each Purchaser to exercise its right of conversion smoothly and expeditiously.

         3.11 Purchaser's Rights if Trading in Common Stock is Suspended or Delisted. In the event that at any time within the three-year period after the last Closing Date trading in the shares of the Common Stock is suspended on (other than as a result of the suspension of trading in securities on such market generally or temporary suspensions pending the release of material information) or delisted from the Nasdaq National Market (unless the Common Stock is listed for trading the New York Stock Exchange, the American Stock Exchange, or Nasdaq SmallCap Market within three Trading Days), for more than three consecutive Trading Days or five Trading Days in the aggregate, at each Purchaser's option exercisable by written notice to the Company and tender of such Purchaser's Shares, the Company shall redeem all Shares and the Warrant owned by such Purchaser and all Underlying Shares and Warrant Shares then held by such Purchaser, at an aggregate purchase price equal to (A) the product of the Per Share Market Value as of the Trading Day immediately preceding the day of such notice multiplied by the number of shares of Common Stock into which the Shares and the Warrant to be purchased are then convertible or exercisable (or in the case of Underlying Shares and Warrant Shares, the number of Underlying Shares and Warrant Shares to be purchased), plus (B) interest on such amount accruing from the 7th day after the Company's receipt of such notice and the Shares to be redeemed until paid at the rate of 15% per annum; provided, however, if any portion of the redemption price under this Section
3.11 shall not be paid by the Company within seven days of the delivery of such notice of redemption and Shares to be redeemed in accordance with Section 5.3, such Purchaser, by written notice to the Company given within 30 days of such 7th day, may elect to invalidate ab initio such redemption and the Company shall, within three Trading Days of receipt of such notice, return to the Purchaser all Shares for which the redemption price has not been paid.

         3.12 No Violation of Applicable Law. Notwithstanding any provision of this Agreement to the contrary, if the redemption of Shares, Warrants, Underlying Shares or Warrant

Shares otherwise required under this Agreement or the Registration Rights Agreement would be prohibited by the relevant provisions of the Delaware General Corporation Law, such redemption shall be effected as soon as it is permitted under such law; provided, however, that interest payable by the Company with respect to any such redemption shall continue to accrue in accordance with Section 3.11.

         3.13 Redemption Restrictions. Except for the agreements entered into by and between the Company and Southbrook with respect to the shares of the Company's preferred stock issued to Southbrook as of the date hereof and the certificates of designation relating to such shares, the Company, as of the date hereof, is not a party to any agreement which prohibits the redemption of the Shares, Warrants, Underlying Shares or Warrant Shares otherwise required or permitted under this Agreement, the Certificate of Designation or the Registration Rights Agreement. The Company shall not enter into any agreement which restricts its ability to redeem the Shares, the Warrants, the Underlying Shares or the Warrant Shares, without the prior written consent of the Purchasers; provided, however, that such consent shall not be required with respect to any agreement entered into by and between the Company and Southbrook, or any certificate of designation filed, with respect to shares of preferred stock issued pursuant to the Convertible Preferred Purchase Agreement, dated as of June 6, 1997, by and between the Company and Southbrook.

         3.14 Notice of Breaches. Each of the Company and the Purchasers shall give prompt written notice to the other of any breach of any representation, warranty or other agreement contained in this Agreement or in the Registration Rights Agreement, as well as any events or occurrences arising after the date hereof and prior the Closing Date to which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein to be incorrect or breached as of the Closing Date. However, no disclosure by either party pursuant to this
Section 3.14 shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Registration Rights Agreement.

         Notwithstanding the generality of the foregoing, the Company shall promptly notify the Purchasers of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated hereby and by the Registration Rights Agreement violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to the Purchasers a copy of any written statement in support of or relating to such claim or notice.

         3.15 Conversion Obligations of the Company. The Company covenants to convert Shares and to deliver Underlying Shares in accordance with the terms and conditions and time period set forth in the Certificate of Designation, and to deliver Warrant Shares in accordance with the terms and conditions and time period set forth in the Warrants.

         3.16 The Warrant. At the Closing, the Company shall issue to each Purchaser, a common stock purchase warrant (the "Warrant"), substantially in the form of Exhibit D attached hereto, pursuant to which such Purchaser shall have the right at any time thereafter through the fourth anniversary of the date of issuance thereof, to acquire 17,391 shares of Common Stock at an exercise price per share equal to 125% of the Conversion Price on the Closing Date.


                                   ARTICLE IV

                                   CONDITIONS

         4.      (a)        Conditions Precedent to the Obligation of the
Company to Sell the Shares and Warrants. The obligation of the Company to sell the Shares and the Warrants hereunder to each Purchaser is subject to the satisfaction, or waiver by the Company, at or before the Closing Date, of each of the following conditions:

                          (i)     Accuracy of such Purchaser's Representations
and Warranties. The representations and warranties of such Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made on and as of such date (except for representations and warranties that speak as of a specific date);

                          (ii)    Performance by such Purchaser.  Such
Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing;

                          (iii)   No Injunction.  No statute, rule, regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement; and

                          (iv)    Required Approvals.  All Required Approvals
shall have been obtained.

                 (b) Conditions Precedent to the Obligation of Each Purchaser to Purchase the Shares and the Warrants. The obligation of such Purchaser hereunder to acquire and pay for the Shares and the Warrant is subject to the satisfaction or waiver by such Purchaser, at or before the Closing Date, of each of the following conditions:

                          (i)     Accuracy of the Company's Representations and
Warranties. The representations and warranties of the Company set forth herein and in the Registration Rights Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made on and as of such date (except for representations and warranties that speak as of a specific date);

                          (ii)    Performance by the Company.  The Company
shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing;

                          (iii)   No Injunction.  No statute, rule, regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement;

                          (iv)    Adverse Changes.  Since the date of the
financial statements included in the Company's Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is more recent, last filed prior to the date of this Agreement, no event had or could reasonably be expected to have a Material Adverse Effect and no material adverse change in the financial condition or prospects of the Company shall have occurred which is not disclosed in the Disclosure Materials;

                          (v)     No Suspensions of Trading in Common Stock.
The trading in the Common Stock shall not have been suspended by the Commission or on the Nasdaq National Market (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company and other than a suspension of trading on the Nasdaq National Market if the Common Stock is listed for trading, and not suspended, on The Nasdaq SmallCap Market within one business day after such suspension);

                          (vi)    Listing of Common Stock.  The Common Stock
shall have at all times between the date hereof and the Closing Date been, and on the Closing Date be, listed for trading on the Nasdaq National Market, The Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange;

                          (vii)   Legal Opinion.  The Company shall have
delivered to such Purchaser the opinion of Katten Muchin & Zavis, counsel to the Company, in substantially the form attached hereto as Exhibit E;

                          (viii)  Required Approvals.  All Required Approvals
shall have been obtained;

                          (ix)    Shares of Common Stock.  On or prior to the
Closing Date, the Company shall have duly reserved for issuance upon conversion of Shares and exercise of the Warrant such number of Underlying Shares as required by the terms of the Registration Rights Agreement and 34,782 Warrant Shares;

                          (x)     Delivery of Stock Certificates.  The Company
shall have delivered to Kleinberg Kaplan in escrow, pending the Closing Date, the stock certificate(s) representing the Shares, registered in the name of such Purchaser, each in form satisfactory to such Purchaser;

                          (xi)    Registration Rights Agreement.  The Company
shall have executed and delivered the Registration Rights Agreement;

                          (xii)   Warrant.  The Company shall have executed and
delivered the Warrant, registered in the name of such Purchaser, in accordance with the terms of the Agreement;

                          (xiii)  Certificate of Designation.  The Certificate
of Designation shall have been duly filed with the Secretary of State of Delaware, and the Company shall have delivered a copy thereof to such Purchaser certified as filed by the office of the Secretary of State of Delaware;

                          (xiv)   Company Certificates.  Such Purchaser shall
have received a certificate, dated the Closing Date, signed by the Secretary or an Assistant Secretary of the Company and certifying (i) that attached thereto is a true, correct and complete copy of (A) the Company's Certificate of Incorporation, as amended to the date thereof, (B) the Company's By-laws, as amended to the date thereof, and (C) resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and (where appropriate) filing of the Transaction Documents and the Certificate of Designation and the issuance and sale of the Shares, the Warrants, the Underlying Shares and the Warrant Shares and (ii) the incumbency of the officers executing the Transactions Documents, the Certificate of Designation and the Warrants; and

                          (xv)    Change of Control.  No Change of Control
shall have occurred between the date hereof and the Closing Date. "Change of Control" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity of voting securities of the Company pursuant to which, after giving effect to such acquisition, such individual or legal entity will beneficially own in excess of 50% of the issued and outstanding voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's board of directors which is not approved by those individuals who are members of the Company's board of directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).


                                   ARTICLE V

                                 MISCELLANEOUS

                 5.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, except as set forth in the Registration Rights Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares pursuant hereto. Each Purchaser shall be responsible for its own tax liability that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement.

                 5.2 Entire Agreement; Amendments. This Agreement, together with the Exhibits and Schedules hereto, the Registration Rights Agreement, the Certificate of Designation (when filed) and the Warrants contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

                 5.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time); or (iii) on the Business Day following the date of depositing with a nationally recognized overnight express courier service, fully prepaid, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                 If to the Company:       Illinois Superconductor Corporation
                                          451 Kingston Court
                                          Mt. Prospect, IL  60056
                                          Attn:  Chief Financial Officer
                                          Fax:  (847) 391-5015

                 With copies to:          Katten Muchin & Zavis
                                          525 W. Monroe St. Suite 1600
                                          Chicago, IL  60661
                                          Attn: Lawrence D. Levin
                                          Fax: (312) 902-1061

                 If to a Purchaser:       Elliott Associates, L.P.
                                          712 Fifth Avenue, 36th Floor
                                          New York, NY  10019
                                          Attn: Mark Brodsky
                                          Fax: (212) 974-2092

                                          Westgate International, L.P.
                                          c/o Stonington Management Corp.
                                          712 Fifth Avenue, 36th Floor
                                          New York, NY  10019
                                          Attn: Mark Brodsky
                                          Fax:  (212) 974-2092

                 With copies to:       Kleinberg, Kaplan, Wolff & Cohen, P.C.
                                       551 Fifth Avenue
                                       New York, NY  10176
                                       Attn:  Stephen M. Schultz
                                       Fax:  (212) 986-8866

or such other address as may be designated in writing hereafter, in the same manner, by such person.

                 5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchasers; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

                 5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                 5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor any Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

                 5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                 5.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

                 5.9      Survival.  The agreements and covenants contained in
Article III and this Article V shall survive the delivery and conversion of the Shares pursuant to this Agreement and the representations and warranties of the Company and the Purchasers contained in Article II shall survive until a date that is two years after the Closing Date.

                 5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

                 5.11 Publicity. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement.

                 5.12 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized persons as of the date first indicated above.


                                        Company:

                                        ILLINOIS SUPERCONDUCTOR CORPORATION



                                        By: /s/ Edward W. Laves
                                           ------------------------------------
                                           Name:   Edward W. Laves
                                           Title:  President and Chief
                                                   Executive Officer


                                        Purchasers:

                                        ELLIOTT ASSOCIATION, L.P.



                                        By: /s/ Paul Singer
                                           ------------------------------------
                                           Name: Paul Singer
                                           Title: General Partner


                                        WESTGATE INTERNATIONAL, L.P.

                                        By:  Martley International, Inc.,
                                             Attorney-in-Fact



                                        By: /s/ Paul Singer
                                           ------------------------------------
                                           Name: Paul Singer
                                           Title: President

                            SCHEDULE OF PURCHASERS



                                                 NUMBER OF
                                                SERIES G
PURCHASER'S NAME                             PREFERRED SHARESPURCHASE PRICE
----------------                             ------------------------------
Elliott Associates, L.P.                        350            $1,750,000

Westgate International, L.P.                    350            $1,750,000

                                SCHEDULE 2.1(C)

     The authorized, issued and outstanding capital stock of the Company consists of the following:

     Preferred Stock, $.001 par value, 100,000 shares authorized, 900 shares issued and outstanding:

         Series A Preferred Stock, 10,000 shares authorized, none issued and outstanding

         Series B Convertible Preferred Stock, 600 shares authorized, issued and outstanding

         Series C Convertible Preferred Stock, 600 shares authorized, 300 shares issued and outstanding

     Common Stock, $.001 par value, 15,000,000 shares authorized, 5,178,105 shares issued and outstanding

     The Company also has outstanding warrants to purchase 595,226 shares of Common Stock and options to purchase 716,244 shares of Common Stock.

     The Company has a stockholders rights plan (the "Rights Plan") pursuant to which a Series A Right is associated and trades with each share of Common Stock outstanding. Each Series A Right will entitle its holder, under certain circumstances described in the Rights Plan, to purchase one one-thousandth of a share of the Company's Series A Junior Participating Preferred Stock, $.001 par value per share, for $200 (subject to adjustment) or receive shares of Common Stock having a market value of two times the exercise of the Series A Right and one Series B Right.

     Southbrook International Investments, Ltd. ("Southbrook") holds 600 shares of the Company's Series B Convertible Preferred Stock, 300 shares of the Company's Series C Convertible Preferred Stock and a warrant exercisable for 62,500 shares of Common Stock. The Company has the option to issue up to 2,100 shares of additional convertible preferred stock to Southbrook and may also issue additional warrants to Southbrook exercisable for up to 62,500 shares of Common Stock if and when certain of the additional preferred stock is sold.
The conversion price for the Preferred Stock issued to Southbrook is based upon the same formula set forth in the attached Purchase Agreement. The Company's purchase agreement with Southbrook currently limits the conversion and exercise rights of Southbrook to the extent that the maximum number of shares of Common stock held by Southbrook and its affiliates after such conversion of its Preferred Stock and/or exercise of any warrants would exceed 4.999% of the then issued and outstanding shares of Common Stock following such conversion and/or exercise.

     Brown Simpson, LLC, pursuant to its Engagement Letter Agreement dated May 21, 1997, has been granted a right of first refusal with respect to future private placement of equity or equity equivalent securities by the Company.

                                SCHEDULE 2.1(F)


     Written consent of Southbrook International Investments, Ltd. is required pursuant to their Transaction Documents and written notice must be given to Brown Simpson, LLC pursuant to its right of first refusal.

                                SCHEDULE 2.1(G)


                          Illinois Superconductor Corporation v. Sheldon
                          Drobny, Howard L. "Buzz" Simons - Joint Tenant with Aric and Corey Simons, Aaron Fischer, Stewart Shiman, Sharon D. Gonsky d/b/a SDG Associates, Gregg Rosenberg, Stacey Rosenberg, Merrill Weber & Co., Inc., Drobny/Fischer Partnership, and Reuben Rosenberg No. 97 L 08169 (Circuit Court of Cook County, Illinois)

                          In July 1997, the Company filed suit against ten of
                 its stockholders (collectively, "the debtors") and their guarantor for the debtors' breach of their contractual payment obligations under certain promissory notes that the debtors gave to the Company when they exercised warrants to purchase various shares of the Company's common stock in December 1996. The Company's complaint seeks recovery of the $698,507 aggregate unpaid principal sum of the debtors' notes, together with accrued interest, attorneys' fees and costs. On September 30, 1997, the debtors responded to the Company's complaint and filed a counterclaim alleging that they exercised the stock warrants in reliance on the Company's supposedly fraudulent representations to one of the debtors concerning a third-party's future underwriting of a secondary public offering of the Company's stock. The counterclaim seeks an unspecified amount of damages which the debtors allege "cannot currently be determined."

                          The Company regards the debtors' fraud claim as
                 without factual or legal merit. Accordingly, on October 21, 1997, the Company filed a motion to dismiss the debtors' counterclaim. Following completion of briefing, the motion will be heard and decided in late November or early December 1997.

                             NOTICE OF ADJUSTMENT




                                                               November 10, 1997


Illinois Superconductor Corporation
451 Kingston Court
Mt. Prospect, Illinois  60056
Attn:  Stephen Wasko

     Re:  Adjustment of Limitation in Purchaser Ownership

Gentlemen:

     Reference is made to the Convertible Preferred Stock Purchase Agreement, dated as of October 29, 1997 (the "Purchase Agreement"), by and between the undersigned and Illinois Superconductor Corporation (the "Company"). Capitalized terms used herein without definition shall have the meanings set forth in the Purchase Agreement.

     Pursuant to Section 3.8 of the Purchase Agreement, the undersigned hereby notify the Company that the percentage referred to in such section is hereby decreased from 9.99% to 4.99%. Such decrease is effective from the date hereof until 61 days from the date a further written notice rescinding such decrease is delivered to the Company by the undersigned.

                                    ELLIOTT ASSOCIATES, L.P.

                                    By:  /s/ Paul Singer
                                       ----------------------
                                       Paul E. Singer
                                       General Partner


                                    WESTGATE INTERNATIONAL, L.P.

                                    By: Martley International, Inc.
                                        Attorney-In-Fact

                                    By:  /s/ Paul Singer
                                       ----------------------
                                       Paul E. Singer
                                       President